Exhibit 10.1

SHARES FOR SERVICES AGREEMENT

This SHARES FOR SERVICES AGREEMENT (this “Agreement”) is entered into as of this 19th day of September, 2023, by and between FOXO Technologies, Inc., a Delaware corporation (the “Company”), and Mitchell Silberberg & Knupp LLP (“MSK”).

WHEREAS, MSK and the Company are parties to the Client Engagement Agreement dated June 14, 2021 (the “Engagement Agreement”) which was subsequently modified in January 2023 whereby MSK agreed to provide a fifteen percent (15%) discount to the gross monthly bill amount if payment is made within 30 days of invoice;

WHEREAS, the Company recently conducted two PIPE Transactions with third party investors who negotiated to purchase the Company’s Class A common stock, $0.0001 par value (“Common Stock”), at $0.08 per share with demand registration rights (the “PIPE Price”);

WHEREAS, MSK’s invoice for April 2023, May 2023 and June 2023 in the gross amount of $643,114 is past due and outstanding (the “Past Due Balance”); and

WHEREAS, the Company and MSK wish to satisfy the Past Due Balance by issuing Common Stock at the PIPE Price totaling 2,928,662 shares (the “Payment Shares”) and rights (the “Rights”) to receive 5,110,263 shares of Common Stock (the “Reserved Shares,” and collectively with the Payment Shares, the “Shares,” and collectively with the Rights, the “Securities”) with registration rights similar to the PIPE investors.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the MSK and the Company hereby agree as follows:

SECTION 1: ISSUANCE OF THE PAYMENT SHARES AND THE RIGHTS

1.1 Issuance of the Payment Shares and the Rights. Upon execution of this Agreement, the Company shall issue the Rights, subject to the Beneficial Ownership Limitation, and the Payment Shares to MSK, which Payment Shares shall be fully vested, fully paid and nonassessable shares of Common Stock.

1.2 Registration Rights of the Securities. The Company shall register the resale of the Shares by MSK under the same terms as the recent PIPE investors.

SECTION 2: REPRESENTATIONS AND WARRANTIES OF MSK

MSK hereby represents and warrants to the Company as follows:

2.1 Restricted Securities. The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. MSK understands that the issuance of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and, if deemed advisable by the Company, the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of MSK contained in this Agreement.

2.2 Accredited Investor. MSK is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act either because it is an entity that otherwise meets the definition of “accredited investor” set forth in Rule 501(a).

SECTION 3: RIGHT TO ISSUE SHARES

3.1 General. The Rights and the Reserved Shares shall have such terms and conditions as set forth in this Section 3. The Company and MSK hereby agree that no additional consideration is payable in connection with the issuance of the Rights or the exercise of the Rights.

3.2 Exercise of Right of Issuance of Shares. Subject to the terms hereof, the exercise of the Rights may be made, in whole or in part, at any time or times on or after the date hereof by delivery to the Company of a duly executed PDF copy of a Notice of Issuance in the form annexed hereto as Exhibit A (each, a “Notice of Issuance”, and the corresponding date thereof, the “Exercise Date”). Partial exercises of the Rights resulting in issuances of a portion of the total number of Reserved Shares available thereunder shall have the effect of lowering the outstanding number of Reserved Shares issuable thereunder in an amount equal to the applicable number of Reserved Shares issued. MSK and the Company shall maintain records showing the number of Reserved Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance within one (1) Trading Day (as defined below) of receipt of such notice. MSK acknowledges and agrees that, by reason of the provisions of this Section 3.2, following each exercise of the Rights issued hereunder and the issuance of a portion of the Reserved Shares pursuant thereto, the number of Reserved Shares available for issuance pursuant to the Rights issued hereunder at any given time may be less than the amount stated in the recitals hereof. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

3.3 Delivery of Reserved Shares. The Reserved Shares issued hereunder shall be transmitted by the Company’s transfer agent (the “Transfer Agent”) to MSK by crediting the account of MSK’s prime broker with The Depository Trust Company through its Deposit/Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Reserved Shares to or resale of the Reserved Shares by MSK or (B) the Reserved Shares are eligible for resale by MSK without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by MSK in the Notice of Issuance by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Deadline”). The Reserved Shares shall be deemed to have been issued, and MSK or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares for all purposes, as of the date the Rights have been exercised.

3.4 Charges, Taxes and Expenses. Issuance of Reserved Shares shall be made without charge to MSK for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of MSK. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Issuance.

3.5 Authorized Shares. The Company covenants that, during the period the Rights are outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Reserved Shares upon the exercise of the Rights. The Company further covenants that its issuance of the Rights shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates, if any, for the Reserved Shares upon the due exercise of the Rights. The Company will take all such reasonable action as may be necessary to assure that such Reserved Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the NYSE American or any of the following other markets or exchanges on which the Common Stock is then listed or quoted for trading: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing) or a principal quotation system (i.e., OTCQX, OTCQB, OTC Pink, the OTC Bulletin Board). The Company covenants that all Reserved Shares which may be issued upon the exercise of the Rights represented by this Agreement will, upon exercise of the Rights, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes and all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3.6 Impairment. Except and to the extent as waived or consented to by MSK, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of MSK as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Reserved Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Reserved Shares upon the exercise of the Rights and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Agreement.

3.7 Authorizations. Before taking any action which would result in an adjustment in the number of Reserved Shares for which the Rights provides for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

3.8 Limitations on Exercise. The Company shall not effect the exercise of any Rights, and MSK shall not have the right to exercise any portion of any Rights pursuant to the terms and conditions of this Agreement and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, MSK together with MSK’s Affiliates (as defined below), and any other Persons (as defined below) acting as a group together with MSK or any of MSK’s Affiliates (such Persons, “Attribution Parties”) collectively would beneficially own in excess of 4.99% (the “Beneficial Ownership Limitation”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by MSK and the other Attribution Parties shall include the number of shares of Common Stock beneficially owned by MSK and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the Rights issued hereunder with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of the Rights beneficially owned by MSK or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by MSK or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3.8. For purposes of this Section 3.8, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of determining the number of outstanding shares of Common Stock MSK may acquire upon the exercise of the Rights without exceeding the Beneficial Ownership Limitation, MSK may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Issuance from MSK at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify MSK in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Issuance would otherwise cause MSK’s beneficial ownership, as determined pursuant to this Section 3.8, to exceed the Beneficial Ownership Limitation, MSK must notify the Company of a reduced number of shares of Common Stock to be issued pursuant to such Notice of Issuance. For any reason at any time, upon the written (which may be an e-mail) request of MSK, the Company shall within one (1) Business Day confirm orally and in writing (which may be an e-mail) to MSK the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Rights, by MSK and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to MSK upon exercise of the Rights results in MSK and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which MSK’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and MSK shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, MSK may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 4.99% as specified in such notice; provided that any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of the Rights hereunder in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by MSK for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise any Rights pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.8 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3.8 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of Rights. For purposes of this Agreement, (x) “Person” means an individual, a limited liability company, a partnership (general or limited), a joint venture, a corporation, a trust, an unincorporated organization, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof and (y) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

3.9 Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of the Rights, pursuant to the terms hereof.

3.10 Stock Dividends and Splits. If the Company, at any time while the Rights exist: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Reserved Shares issuable upon exercise of the Rights shall be proportionately adjusted. Any adjustment made pursuant to this Section 3.10 shall become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to MSK of the termination of such proposed declaration or distribution as to any unexercised portion of the Rights at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

3.11 Compensation for Buy-In on Failure to Timely Deliver Reserved Shares. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, either (x) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to MSK (or its designee) a certificate for the number of shares of Common Stock to which MSK is entitled and register such shares of Common Stock on the Company’s share register or, (y) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of MSK or MSK’s designee with DTC for such number of shares of Common Stock to which MSK is entitled upon MSK’s exercise of a Right (a “Delivery Failure”), then, in addition to all other remedies available to MSK, (1) the Company shall pay in cash to MSK on each day after such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to MSK on or prior to the Share Delivery Deadline and to which MSK is entitled, multiplied by (B) any trading price of the Common Stock selected by MSK in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Deadline and (2) MSK, upon written notice to the Company, may void its Notice of Issuance with respect to, and retain or have returned (as the case may be) any portion of the rights that has not been exercised pursuant to such Notice of Issuance, provided that the voiding of a Notice of Issuance shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3.11 or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline either (A) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver to MSK (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, (B) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of MSK or MSK’s designee with DTC for the number of shares of Common Stock to which MSK is entitled upon MSK’s exercise of Rights hereunder or pursuant to the Company’s obligation pursuant to clause (II) below, and if on or after such Share Delivery Deadline MSK purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that MSK is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure (a “Buy-In”), then, in addition to all other remedies available to MSK, the Company shall, within two (2) Business Days after receipt of MSK’s request and in MSK’s discretion, either: (I) pay cash to MSK in an amount equal to MSK’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of MSK) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of MSK or MSK’s designee, as applicable, with DTC for the number of shares of Common Stock to which MSK is entitled upon MSK’s exercise of Rights hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to MSK a certificate or certificates representing such shares of Common Stock or credit the balance account of MSK or MSK’s designee, as applicable, with DTC for the number of shares of Common Stock to which MSK is entitled upon MSK’s exercise of Rights hereunder (as the case may be) and pay cash to MSK in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Notice of Issuance and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing shall limit MSK’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of the Rights as required pursuant to the terms hereof.

3.12 Subsequent Rights Offerings. If Section 3.10 above does not apply, if at any time the Company grants, issues or sells any Convertible Securities (as defined below) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then MSK will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which MSK could have acquired if MSK had held the number of shares of Common Stock acquirable upon complete exercise of the Rights (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that MSK’s right to participate in any such Purchase Right would result in MSK exceeding the Beneficial Ownership Limitation, then MSK shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for MSK until such time, if ever, as its right thereto would not result in MSK exceeding the Beneficial Ownership Limitation). “Convertible Securities” means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock).

3.13 Fundamental Transaction. If, at any time while the Rights remain outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person other than any Subsidiary (as defined below) or any Affiliate of the Company, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of the Rights, MSK shall have the right to receive, for each Reserved Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of MSK (without regard to any limitation in Section 3.8 on the exercise of the Right), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of one share of Common Stock. Upon the occurrence of any such Fundamental Transaction, the successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Agreement with the same effect as if such Successor Entity had been named as the Company herein. “Subsidiary” means any significant subsidiary of the Company as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act.

3.14 Notice to Allow Exercise of Right. If at any time while the Rights remain outstanding, (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by e-mail to MSK at its last e-mail address as it appears on the records of the Company at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice (unless such information is filed with the SEC, in which case a notice shall not be required) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. MSK shall remain entitled to exercise the Rights during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

3.15 No Rights as Stockholder Until Exercise. Each Right does not entitle MSK to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

3.16 Transferability. Subject to compliance with any applicable securities laws, the Rights and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon written assignment in the form reasonably agreed to by the Company and MSK duly executed by MSK or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer of this Agreement delivered to the principal office of the Company or its designated agent. Upon such assignment and, if required, such payment, the Company shall enter into a new agreement with the assignee or assignees, as applicable, and this Agreement shall promptly be cancelled. Any Right, if properly assigned in accordance herewith, may be exercised by such assignee for the issue of Reserved Shares without having a new agreement executed.

SECTION 4: MISCELLANEOUS

4.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York, N.Y. time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York, N.Y. time) on any Trading Day, or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

4.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, without regard to conflicts of laws principles thereof.

4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

4.5 Legal Representation. The parties agree and acknowledge that with respect to this Agreement and the Waiver of Potential Conflict of Interest and Consent to Business Transaction Letter dated September 11, 2023 (the “Waiver”), the Company has been represented by Stinson LLP. Each party shall be responsible for their own legal costs and expenses in connection with this Agreement and Waiver.

4.6 Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument. This Agreement may be executed by facsimile or pdf signature by any party and such signature will be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

FOXO Technologies, Inc.

By:	/s/ Bret Barnes
Bret Barnes
Chairman of the Board of Directors
Email: bbarnesworkhorse21@gmail.com

With a copy to (which shall not constitute notice):

MITCHELL SILBERBERG & KNUPP LLP

By:	/s/ Nimish Patel
Nimish Patel
Partner

EXHIBIT A

NOTICE OF ISSUANCE

The undersigned holder hereby exercises the rights (the “Rights”) to receive _________________ of the shares of Common Stock (the “Reserved Shares”) of FOXO Technologies, Inc., a Delaware corporation (the “Company”), established pursuant to that certain Shares for Services Agreement, dated September [●], 2023 (the “Shares for Services Agreement”), by and between the Company and Mitchell Silberberg & Knupp LLP (“MSK”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Shares for Services Agreement.

The Company shall deliver to MSK, or its designee or agent as specified below, __________ Reserved Shares in accordance with the terms of the Rights. Delivery shall be made to MSK, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: _____________ __,

____________________
Name of Registered Holder

By:
Name:
Title:

Tax ID:

Facsimile:

E-mail Address:______________________________